UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 E. Broward Blvd., Suite 300, Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 11, 2021, Michael Pelletier entered into a Separation Agreement and a Consulting Agreement (the “Pelletier Consulting Agreement”) with the Company pursuant to which he stepped down as an employee of the Company and from any and all other positions he held with the Company and its subsidiary, except pursuant to the Pelletier Consulting Agreement he would continue to serve as Chief Financial Officer for an interim period of three months in order to transition to his successor. On August 11, 2021, the Pelletier Consulting Agreement ended.

On August 11, 2021, the Board of Directors of the Company (“Board”) appointed Ramon A. Pino, age 33, to serve as the Company’s Chief Financial Officer effective August 11, 2021. Mr. Pino was Executive Vice President of Finance for the Company since joining the Company in May 2021. Prior to joining the Company, from October 2019 to January 2021, Mr. Pino was Vice President and Controller of Anju Software, Inc., a private healthcare company offering software and services to pharmaceutical companies and Contract Research Organizations. From January 2018 to October 2019, Mr. Pino served as Controller, and from January 2015 to December 2017, as Accounting Manager, of OmniComm Systems, Inc., a company delivering software and services to the pharmaceutical/healthcare industry (OTCQX:OMCM; OmniComm was acquired by Anju Software, Inc., a private company, in October 2019 and contemporaneously therewith filed a Certification and Notice of Termination of Registration with the SEC). Mr. Pino transitioned from OmniComm to Anju after the acquisition in 2019. Mr. Pino holds a Bachelor of Science degree in Accounting from the University of Central Florida and a Master of Accounting degree from Florida International University.

There are no family relationships between Mr. Pino and any other director or executive officer of the Company. There are no understandings or arrangements between Mr. Pino and any other person pursuant to which Mr. Pino was appointed as Chief Financial Officer. Mr. Pino has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements

On August 11, 2021, the Company entered into an employment agreement with Stephen E. Johnson to serve as the Company’s Chief Executive Officer and President. The employment agreement is for an initial term of three (3) years commencing on August 11, 2021 and will automatically renew for successive one (1) year terms unless the employment agreement is expressly cancelled by either Mr. Johnson or the Company sixty (60) days prior to the end of the then current term. Under the terms of the employment agreement, Mr. Johnson receives an annual base salary of $225,000, which may be increased from time to time with the approval of the Board. Subject to the Board’s determination, Mr. Johnson will also be eligible to receive an incentive performance bonus based upon the Company’s performance with respect to applicable performance targets as determined by the Board. In addition, Mr. Johnson is entitled to participate in the Company’s employee benefit plans and programs applicable to employees and executives. The employment agreement contains certain rights of Mr. Johnson and the Company to terminate Mr. Johnson’s employment, including a termination by the Company for “Cause” as defined in the employment agreement, and termination by Mr. Johnson for “Good Reason” as defined in the employment agreement within twelve (12) months of a Change in Control (as defined in the employment agreement). Mr. Johnson is also entitled to severance pay equal to twelve (12) months of Mr. Johnson’s current base salary and benefits in the event of his termination by the Company or non-renewal of the employment agreement by the Company for any reason other than “Cause”, or termination by Mr. Johnson for “Good Reason” within twelve (12) months of a Change in Control, or upon termination of Executive’s employment pursuant to Disability as defined in the employment agreement. The foregoing severance benefits are conditioned upon Mr. Johnson’s execution of a release of claims and compliance with certain restrictive covenants. The employment agreement contains customary non-disclosure and non-solicitation provisions as well as a one (1) year non-compete following the termination of the agreement.

On August 11, 2021, the Company entered into an employment agreement with Ramon A. Pino to serve as the Company’s Chief Financial Officer. The employment agreement is for an initial term of three (3) years commencing on August 11, 2021 and will automatically renew for successive one (1) year terms unless the employment agreement is expressly cancelled by either Mr. Pino or the Company sixty (60) days prior to the end of the then current term. Under the terms of the employment agreement, Mr. Pino receives an annual base salary of $190,000, which may be increased from time to time with the approval of the Board. Subject to the Board’s determination, Mr. Pino will also be eligible to receive an incentive performance bonus based upon the Company’s performance with respect to applicable performance targets as determined by the Board. In addition, Mr. Pino is entitled to participate in the Company’s employee benefit plans and programs applicable to employees and executives. The employment agreement contains certain rights of Mr. Pino and the Company to terminate Mr. Pino’s employment, including a termination by the Company for “Cause” as defined in the employment agreement, and termination by Mr. Pino for “Good Reason” as defined in the employment agreement within twelve (12) months of a Change in Control (as defined in the employment agreement). Mr. Pino is also entitled to severance pay equal to twelve (12) months of Mr. Pino’s current base salary and benefits in the event of his termination by the Company or non-renewal of the employment agreement by the Company for any reason other than “Cause”, or termination by Mr. Pino for “Good Reason” within twelve (12) months of a Change in Control, or upon termination of Executive’s employment pursuant to Disability as defined in the employment agreement. The foregoing severance benefits are conditioned upon Mr. Pino’s execution of a release of claims and compliance with certain restrictive covenants. The employment agreement contains customary non-disclosure and non-solicitation provisions as well as a one (1) year non-compete following the termination of the agreement.

The foregoing descriptions of the employment agreement with Mr. Johnson and the employment agreement with Mr. Pino are only summaries and are qualified in their entirety by reference to the complete texts of such employment agreements, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.1	Employment Agreement with Stephen E. Johnson dated August 11, 2021
10.2	Employment Agreement with Ramon A. Pino dated August 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2021	VERITAS FARMS, INC.

	By:	/s/ Ramon A. Pino
Ramon A. Pino
Chief Financial Officer

3